Exhibit 20.2

Map of the Company’s Petroleum Storage Facility in

East Providence, Rhode Island

The map in Form 10-K is a plan of the petroleum storage facility in East Providence, Rhode Island, indicating the tanks, truck loading rack, and buildings owned by the Company.

LEGEND
TOP OF DIKE
DIKE AND ACCESS ROADS
CONTAINMENT AREA
EXISTING TANKS
PAVED AREA
TOTAL ACREAGE: 10.165 ACRES
CONSTRUCTION ENTRANCE
GUARD SHACK
TRUCK ENTRANCE
TANK NO. A-154
152,000 BBLS
TANK NO. A-153
152,000 BBLS
8 BAY AUTOMATED TRUCK
LOADING RACK
WITH 19 LOADING POSITIONS
HEATING OIL PLUS TANK
ADDITIVE TANK
RED DYE TANK
TANK NO. A-97
97,000 BBLS
TANK NO. A-25
24,500 BBLS
MAIN PUMP PAD
EXIT
FOAM HOUSE
TRANSFORMER
OFFICES
100 DEXTER ROAD
DEXTER ROAD
TANK NO. A-152
152,000 BBLS
TANK NO. A-67
67,000 BBLS
EMPLOYEE ENTRANCE
TANK NO. A-32
32,500 BBLS
90 DEXTER ROAD
TANK NO. A-151
152,000 BBLS
TANK NO. A-175
175,000 BBLS
DUNELLEN ROAD

CTC
STORAGE FACILITY
CAPITAL TERMINAL COMPANY
EAST PROVIDENCE

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